Exhibit 10.1

Execution Version

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GREENACREAGE OPERATING PARTNERSHIP LP

a Delaware limited partnership

dated as of July 15, 2020

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

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AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF GREENACREAGE OPERATING PARTNERSHIP LP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GREENACREAGE OPERATING PARTNERSHIP LP, dated as of July 15, 2020, is made and entered into by and among GREENACREAGE REAL ESTATE CORP., a Delaware corporation, as the General Partner and the Persons from time to time party hereto, as Limited Partners (as defined below).

WHEREAS, the Partnership was formed as a Delaware limited partnership on April 11, 2019 (the “Formation Date”) in accordance with the Delaware Revised Uniform Limited Partnership Act (as amended, the “Act”), and the General Partner (as defined below), as initial general partner of the Partnership, and GreenAcreage OP Limited LLC, a Delaware limited liability company (the “Original Limited Partner”), as the initial limited partner of the Partnership, entered into an original agreement of limited partnership of the Partnership effective as of the Formation Date (as amended, the “Original Partnership Agreement”); and

WHEREAS, the General Partner, the Original Limited Partner, and the remainder of the Partners (as hereinafter defined) now desire to amend and restate the Original Partnership Agreement, remove the Original Limited Partner as a limited partner and admit the Persons signatory hereto as Limited Partners of the Partnership by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” has the meaning set forth in the recitals to this Agreement.

“Actions” has the meaning set forth in Section 7.6(a) of this Agreement.

“Additional Funds” has the meaning set forth in Section 4.3(a) of this Agreement.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner in accordance with to the Act, Section 4.2 and Section 12.2 of this Agreement and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i) such Capital Account shall be increased by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) such Capital Account shall be decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Factor” means 1.0; provided, however, that in the event that the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination; provided, further, however; that in the event that an entity other than an Affiliate of the General Partner shall become a General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Redemption Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Adjustment Factor shall be determined as if the General Partner had received the Redemption Notice immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Partnership Agreement of GreenAcreage Operating Partnership LP, as now or hereafter amended, restated, modified, supplemented or replaced.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of this Agreement.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Partnership,

(2) capital expenditures made by the Partnership during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(7) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units, and

(8) the amount of any working capital accounts and other cash or similar balances that the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Sections 6.3 or 6.4 of this Agreement, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 6.3 or 6.4 of this Agreement, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv) In determining the amount of any liability for purposes of subsections (i) and (ii) of this Agreement, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes, or is deemed to contribute, to the Partnership pursuant to Article IV of this Agreement.

“Capital Share” means a share of any class or series of stock of the General Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash per Partnership Common Unit equal to the Value of the REIT Shares Amount on the Specified Redemption Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the Office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms of this Agreement and the Act.

“Charter” means the Articles of Amendment and Restatement of the General Partner filed with the Office of the Secretary of State of the State of Maryland, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“COD Income” has the meaning set forth in Section 6.3(c) of this Agreement.

“Common Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner pursuant to Section 11.7(b) of this Agreement.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2(d) of this Agreement, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIV of this Agreement. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the General Partner” means the Consent of the sole General Partner, which may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).

“Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and among the Partnership, the General Partner, GreenAcreage Management LLC, GreenAcreage Management Owner LLC and certain other parties named therein.

“Damages” has the meaning set forth in the Contribution Agreement.

“Debt” means, as to any Person, as of any date of determination: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.8(b) of this Agreement.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Disregarded Entity” means, with respect to any Person, (a) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (b) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (c) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Formation Date” has the meaning set forth in the recitals to this Agreement.

“General Partner” means GreenAcreage Real Estate Corp., a Maryland corporation, and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner, and has not ceased to be a general partner, pursuant to the Act and this Agreement, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A General Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall, except as provided below, be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 of this Agreement or contributions or deemed contributions by the General Partner pursuant to Section 4.2 of this Agreement) by a new or existing Partner in exchange for more than a de minimis Capital Contribution;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership; and

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

Notwithstanding the foregoing, the General Partner may elect not to revalue the property of the Partnership in connection with the issuance of additional Partnership Units to the extent it determines, in its sole and absolute discretion, that revaluing the assets of the Partnership is not necessary or appropriate to reflect the relative economic interests of the Partners.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holdback Units” has the meaning set forth in Section 11.8(a) of this Agreement.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, a bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or (b) a director or officer of the General Partner or the Partnership and (ii) such other Persons (including Affiliates or employees of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner, and has not ceased to be a limited partner pursuant to the Act and this Agreement, of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 of this Agreement.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2(a) of this Agreement.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than 50% of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than 50% of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article VI of this Agreement shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.3 or 6.4 of this Agreement shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, Capital Shares or Preferred Shares, excluding Stock Option Grants, or (b) any Debt issued by the General Partner that provides any of the rights described in clause (a).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“Original Limited Partner” has the meaning set forth in the recitals to this Agreement.

“Original Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the General Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Audit Rules” has the meaning set forth in Section 10.3(a) of this Agreement.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 of this Agreement, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit.

“Partnership Equivalent Units” has the meaning set forth in Section 4.6(a) of this Agreement.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units; however, notwithstanding that the General Partner, and any Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by the General Partner or any other Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by the General Partner or any other Partner having different rights and privileges as specified under this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 4.2 hereof that has the rights, preferences and other privileges set forth in the Partnership Unit Designation attached as Annex I.

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 of this Agreement, shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Representative” has the meaning set forth within Section 6223 of the Code.

“Partnership Unit” means a Partnership Common Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 of this Agreement.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2(a) of this Agreement.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Permitted Transfer” has the meaning set forth in Section 11.3(a) of this Agreement.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Share” means a share of stock of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, leasehold interests, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.

“Redeeming Limited Partner” has the meaning set forth in Section 11.7(a) of this Agreement.

“Redemption Hold Period” means, for any Limited Partner, the later of (a) the one-year-period ending on the day before the first anniversary of such Limited Partner’s first becoming a Holder of Partnership Common Units and (b) the expiration of any applicable lock-up period in connection with the initial registration of the REIT Shares under section 12(g) of the Exchange Act.

“Redemption Right” has the meaning set forth in Section 11.7(a) of this Agreement.

“Register” has the meaning set forth in Section 4.1 of this Agreement.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4(a)(viii) of this Agreement.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.11 of this Agreement.

“REIT Requirements” has the meaning set forth in Section 5.1 of this Agreement.

“REIT Share” means a share of common stock of the General Partner, $0.01 par value per share.

“REIT Shares Amount” means the number of REIT Shares equal to the product of (a) the number of Partnership Common Units offered for redemption by a Redeeming Limited Partner, multiplied by (b) the Adjustment Factor as adjusted prior to the Specified Redemption Date.

“Safe Harbor” has the meaning set forth in Section 10.3(d) of this Agreement.

“Safe Harbor Election” has the meaning set forth in Section 10.3(d) of this Agreement.

“Safe Harbor Interests” has the meaning set forth in Section 10.3(d) of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Specified Redemption Date” means the first business day of the calendar quarter that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Redemption Hold Period.

“Stock Option Grants” means any stock option grants now or hereafter made by the General Partner to bona fide service providers of the Partnership and/or the General Partner, as applicable, as determined by the General Partner in its sole and absolute discretion to be in the best interests of the General Partner.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the General Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the General Partner’s status as a REIT or any General Partner Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 of this Agreement or (ii) pursuant to any Partnership Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.2(b)(iii) of this Agreement.

“Tax Items” has the meaning set forth in Section 6.5(a) of this Agreement.

“Tender Units” has the meaning set forth in Section 11.1(c) of this Agreement.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Termination Transaction” has the meaning set forth in Section 11.2(b) of this Agreement.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article XI of this Agreement, except as otherwise expressly provided, “Transfer” does not include any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Value” means, with respect to (a) REIT Shares, the fair market value per REIT Share, which will equal: (i) if the REIT Shares are listed on a national stock exchange, the volume weighted average market price of such REIT Share for the ten consecutive trading days immediately preceding the date of such valuation, and (ii) if the REIT Shares are not listed on a national stock exchange, the fair market value of a REIT Share reasonably determined by the General Partner acting in good faith, through a reasonable and industry-standard valuation method; and (b) the Holdback Units (but solely for the purposes of Section 11.8), the fair market value per Holdback Unit reasonably determined by the General Partner acting in good faith, through a reasonable and industry-standard valuation method.

“Withheld Amount” means any amount required to be withheld by the Partnership to pay over to any taxing authority as a result of any allocation or distribution of income to a Partner.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation; Removal of Initial Limited Partner. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. The Original Limited Partner is hereby removed as a limited partner of the Partnership.

Section 2.2 Name. The name of the Partnership is “GreenAcreage Operating Partnership LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Delaware is located at Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808, or such other place within the State of Delaware as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Delaware is The Corporation Service Company, or such other resident of the State of Delaware as the General Partner may from time to time designate. The principal office of the Partnership is located at c/o GreenAcreage Real Estate Corp., 300 Park Avenue, 12th Floor, New York, NY 10022, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner may from time to time designate.

Section 2.4 Power of Attorney.

(a) Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (E) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests pursuant to the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 of this Agreement or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4(b), no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5 Term. The Partnership shall commence business on the date of the original filing of the Certificate, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article XIII of this Agreement or as otherwise provided by law.

Section 2.6 Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (a) Article 8 of the Delaware Uniform Commercial Code and (b) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is (a) to conduct any business, enterprise or activity permitted by or under the Act; provided, however, that, until such time as the General Partner no longer qualifies as a REIT, such business shall be conducted in such a manner (i) as to permit the General Partner at all times to qualify as a REIT, and (ii) such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to acquire and own interests in any entity engaged in any of the foregoing and (c) to do anything necessary, convenient or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to qualify or cease to qualify as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes, and that the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

Section 3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3 Partnership Only for Purposes Specified. The Partnership shall be a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 of this Agreement. Except as otherwise provided in this Agreement, no Limited Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations, Warranties and Covenants by the Partners.

(a) Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if 5% or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (x) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (y) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(b) Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) or any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if 5% or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(c) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees, as of the date that such Person becomes a Partner party to this Agreement, that (i) he, she or it has acquired and continues to hold his, her or its interest in the Partnership for his, her or its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) he, she or it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for himself, herself or itself, particularly real estate investments, and that he, she or it has a sufficiently high net worth that he, she or it does not anticipate a need for the funds that he, she or it has invested in the Partnership in what he, she or it understands to be a highly speculative and illiquid investment.

(d) The representations and warranties contained in Section 3.4(a), 3.4(b) and 3.4(c) of this Agreement shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(e) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The General Partner and each Limited Partner has made a capital contribution to the Partnership in exchange for the Partnership Units set forth opposite such Partner’s name on Exhibit A hereto, as it may be amended or restated from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units. Except as otherwise required by the Act or provided for in Sections 4.2, 4.3, or 10.4 of this Agreement, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”), it being understood that as of the date of this Agreement the Register shall be kept with the Partnership’s capitalization table administrator. The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner, including, without limitation, any action within the system of the Partnership’s capitalization table administrator to reflect any changes as a result of the forfeiture or cancellation of any Holdback Units in accordance with Section 11.8 and the Contribution Agreement. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2 Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

(a) General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner, or any other Person. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (1) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (2) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (3) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (4) the voting rights, if any, of each such class or series of Partnership Interests; and (5) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Except as expressly set forth in any Partnership Unit Designation or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall update the Register and the books and records of the Partnership as appropriate to reflect such issuance.

(b) Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner (or any direct or indirect wholly-owned Subsidiary of the General Partner) unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in Partnership Common Units, (ii) (A) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (B) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (iv) the additional Partnership Units are issued pursuant to Section 4.3(b), 4.3(e), Section 4.4 or Section 4.6(a).

(c) No Preemptive Rights. Except as expressly provided in this Agreement or in any Partnership Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3 Additional Funds and Capital Contributions.

(a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine are in the best interests of the Partnership and the General Partner. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

(b) Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons as the General Partner determines is appropriate in its sole discretion. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c) Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (or any direct or indirect wholly-owned Subsidiary of the General Partner) (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d) General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(e) Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (i) pursuant to Section 4.4 of this Agreement, (ii) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to holders of REIT Shares, Capital Shares or New Securities (as the case may be), (iii) upon a conversion, redemption or exchange of Capital Shares issued in accordance with the organizational documents of the General Partner, (iv) upon a conversion, redemption, exchange or exercise of New Securities issued in accordance with this Agreement, or (v) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the General Partner and such acquisition and such issuance of REIT Shares, Capital Shares or New Securities are determined to be in the best interests of the Partnership and the General Partner. In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3(e) without any further act, approval or vote of any Partner or any other Persons.

Section 4.4 Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Subsidiaries or from issuing REIT Shares, Capital Shares or New Securities pursuant to any such plans, all to the extent determined to be in the best interests of the General Partner and the Partnership. The General Partner may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Agreement may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units (a) in accordance with the terms of any such stock incentive plans, or (b) in an amount equal to the number of REIT Shares, Capital Shares or New Securities issued pursuant to any such stock incentive plans, without any further act, approval or vote of any Partner or any other Persons.

Section 4.5 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.6 Conversion or Redemption of Capital Shares.

(a) Conversion of Capital Shares. If, at any time, any of the issued Capital Shares are converted into REIT Shares in accordance with the organizational documents of the General Partner, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

(b) Redemption or Repurchase of Capital Shares or REIT Shares. If, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Partnership Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased.

Section 4.7 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (a) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (b) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). Distributions payable with respect to any Partnership Units, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares by the General Partner, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (ii) except to the extent otherwise determined by the General Partner, eliminate any federal income or excise tax liability of the General Partner.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI and XIII of this Agreement.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 of this Agreement with respect to any allocation, payment or distribution to any Holder and paid over to the appropriate taxing authorities shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 of this Agreement for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 of this Agreement.

Section 5.5 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV of this Agreement, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article V and to Articles VI, XI and XII of this Agreement as it determines are necessary to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units pursuant to the terms of the applicable Partnership Unit Designation.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate Section 17-607 of the Act or other applicable law.

ARTICLE VI

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article VI, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article VI, and subject to Section 11.6(c) of this Agreement, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations. Except as otherwise provided in this Article VI and Section 11.6(c) of this Agreement, Net Income and Net Loss for any Partnership Year shall be allocated to each of the Holders as follows:

(a) Net Income.

(i) First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to clause (iii) in Section 6.2(b) for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (i) for all prior Partnership Years.

(ii) Second, 100% to the Holders of Partnership Preferred Units in accordance with such Holders proportionate Percentage Interest until the excess of the cumulative Net Income allocated under this Section 6.2(a)(ii) over the cumulative Net Losses allocated under Section 6.2(b)(ii) for all prior Partnership Years with regard to each Preferred Unit is equal to the aggregate amount of the dividend then accrued on such Partnership Preferred Unit.

(iii) Third, 100% to the Holders of Partnership Common Units in proportion to and to the extent of excess of cumulative Net Losses allocated to such Holders under Section 6.2(b)(i) over cumulative Net Income previously allocated to such Holders under this Section 6.2(a)(iii) for all prior Partnership Years.

(iv) Fourth, 100% to the Holders of Partnership Common Units in proportion to their respective Percentage Interests in the Partnership Common Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2(a) are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

(b) Net Losses.

(i) First, 100% to the Holders of Partnership Common Units in proportion and to the extent of the Adjusted Capital Account balances associated with such Partnership Common Units.

(ii) Second, 100% to the Holders of Partnership Preferred Units in proportion to and to the extent of the Adjusted Capital Account balances associated with each such Partnership Preferred Unit.

(c) Third, 100% to the General Partner.

(d) Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2(c) or Section 13.2(a) as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a) Special Allocations Upon Liquidation. In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII of this Agreement, then any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Partnership Year (and to the extent permitted by Code Section 761(c), for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2(a)(iv) of this Agreement to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 of this Agreement. In addition, if there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

(b) Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2(a) and 6.2(b), but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner (including any allocations of Net Income or items thereof pursuant to Section 6.3(a)), the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Code Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

(c) CODI Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Partnership encumbering the Properties contributed to the Partnership in connection with the General Partner’s initial offering is settled or paid off at a discount, any resulting COD Income of the Partnership shall be specially allocated proportionately (as determined by the General Partner) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Partnership in connection with such initial offering to the extent the number of Partnership Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Partnership pursuant to Code Section 61(a)(12).

Section 6.4 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 of this Agreement, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4(a)(i) of this Agreement, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.4(a)(iv) were not in the Agreement. It is intended that this Section 6.4(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article VI have been tentatively made as if this Section 6.4(a)(v) and Section 6.4(a)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.4(a)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Section 6.4(a)(i), 6.4(a)(ii), 6.4(a)(iii), 6.4(a)(iv), 6.4(a)(v), 6.4(a)(vi), and 6.4(a)(vii) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 of this Agreement, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units, except as otherwise determined by the General Partner.

Section 6.5 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 of this Agreement.

(b) Section 704(c) Allocations. Notwithstanding Section 6.5(a) of this Agreement, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. With respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial offering, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other Properties, the Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner in its sole and absolute discretion. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I of this Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner; provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial offering. Allocations pursuant to this Section 6.5(b) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions of this Agreement including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(i) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner to prevent the imposition of any federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to qualify as a REIT and maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations to conduct the activities of the Partnership and the General Partner;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the taking of any and all acts to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(iv) subject to Section 11.2 of this Agreement, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership ) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(v) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership or the General Partner, the assignment of any assets of the Partnership or the General Partner in trust for creditors or on the promise of the assignee to pay the debts of the Partnership or the General Partner, the use of the assets of the Partnership or the General Partner (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the General Partner, the Partnership, its Subsidiaries and any other Person in which the Partnership or the General Partner has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(vi) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(vii) the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Partnership’s operations or implement the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(viii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(ix) the selection and dismissal of employees of the Partnership (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(x) the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner);

(xi) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time);

(xii) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xiv) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(xv) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xix) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(xx) the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV of this Agreement;

(xxi) an election to dissolve the Partnership pursuant to Section 13.1(b) of this Agreement;

(xxii) the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and

(xxiii) the registration of any class of securities of the Partnership or the General Partner under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership or the General Partner on any exchange.

(b) Each of the Limited Partners agrees that, except as provided in Section 7.3 of this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (i) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (ii) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (iii) the authority of such officer with respect thereto.

(c) At all times from and after the date of this Agreement, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(d) At all times from and after the date of this Agreement, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.

(e) The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2(c), 6.2(d), 6.3, 6.4 or 6.5; the Gross Asset Value of any Partnership asset; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Partnership Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2 Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a) of this Agreement, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

(a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners.

(b) Except as provided in Section 7.3(c) of this Agreement, the General Partner shall have the power, without the consent or approval of any Limited Partner or any other Person, to amend this Agreement including as required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest, the termination of the Partnership in accordance with this Agreement, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(iii) (x) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect or (y) to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with other provisions of this Agreement;

(iv) to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article IV (including any changes contemplated by Section 5.5 above);

(v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law and that are required to be complied with by the Partnership;

(vi) (A) to reflect such changes as are reasonably necessary for the General Partner to qualify as a REIT and maintain its status as a REIT or to satisfy the REIT Requirements or (B) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;

(vii) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent expressly provided in this Agreement or as may be permitted under applicable law);

(viii) to reflect the issuance of additional Partnership Interests in accordance with Section 4.2 or as contemplated by the last sentence of Section 4.3(e);

(ix) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3(c) ; and

(x) to the extent necessary to effect or facilitate a Termination Transaction.

The General Partner shall provide notice to the Limited Partners when any action is taken pursuant to this Section 7.3(b).

(c) Notwithstanding Section 7.3(b) (other than as set forth below in this Section 7.3(c)), this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of the Limited Partners, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) adversely modify in any material respect the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article V or Section 13.2(a)(iv) of this Agreement, or alter the allocations specified in Article VI of this Agreement (except, in any case, as permitted pursuant to Sections 4.2,5.5, 7.3(b) (including clause (x)) thereof) and Article VI of this Agreement), (iv) alter or modify Section 11.2 of this Agreement (except as permitted pursuant to clause (x) of Section 7.3(b) of this Agreement), (v) amend the definitions of “Adjustment Factor” or “Value”, Section 11.7 or Section 11.8 of this Agreement, in each case, in a manner adverse to the Limited Partners, (vi) amend this Agreement to impose an obligation on the Limited Partners to make additional Capital Contributions to the Partnership, or (vii) amend this Section 7.3(c) (except as permitted pursuant to clause (x) of Section 7.3(b) of this Agreement). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner.

(a) The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles V and VI of this Agreement regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

(b) The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums incurred in connection with the operation and administration of the Partnership’s business, including, without limitation, (i) expenses incurred with respect to the General Partner’s ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees of the General Partner or the Partnership (including stock based compensation), (iii) director fees and expenses of the General Partner, (iv) any expenses (other than the purchase price) incurred by the General Partner in connection with the redemption or other repurchase of its Capital Shares, (v) all costs and expenses of the General Partner in connection with the preparation of reports and other distributions to its stockholders and any regulatory or governmental authorities or agencies and, as applicable, all costs and expenses of the General Partner as a reporting company (including, without limitation, costs of filings with the SEC), (vi) all costs and expenses of the General Partner in connection with its operation as a REIT, and (vii) all costs and expenses of the General Partner in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the Partnership or the General Partner or their respective assets or activities; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 of this Agreement.

(c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.11 of this Agreement, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Transactions with Affiliates.

(a) The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner; provided, however, that any such arrangements shall be on terms no less favorable to the Partnership than could have been obtained from a third party in an arm’s-length transaction. The foregoing authority shall not create any right or benefit in favor of any Person.

(b) The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law; provided, however, that any such arrangements shall be on terms no less favorable to the Partnership than could have been obtained from a third party in an arm’s-length transaction.

(c) The General Partner and its Affiliates may not sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly except pursuant to transactions that are, in the General Partner’s sole and absolute discretion, on terms that are reasonable to the Partnership.

(d) The General Partner, in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans funded by the Partnership for the benefit of employees of the General Partner; the Partnership or their respective Subsidiaries in respect of services performed for the benefit of the General Partner, the Partnership or any of their respective Subsidiaries.

Section 7.6 Indemnification.

(a) To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

(b) The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.6.

(c) To the fullest extent permitted by law, reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.6 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(d) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(e) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.6, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

(g) In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i) The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision of this Agreement shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

(k) It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.6 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.7 Liability of the General Partner.

(a) To the maximum extent permitted under the Act, except for those duties and obligations specified in this Agreement, the General Partner shall have no duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of any Partnership Interest).

(b) The Limited Partners agree that (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the General Partner or the stockholders of the General Partner (including, without limitation, with respect to tax consequences to Limited Partners, Assignees or the General Partner’s stockholders), and, in the event of such a conflict, and any action or failure to act on the part of the General Partner that gives priority to the separate interests of the General Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners.

(c) Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(d) Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner shall be directly liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission or by reason of their service as such. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

(e) Notwithstanding anything herein to the contrary, except for liability for knowing and intentional fraud on the part of the General Partner, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or for the debts or liabilities of the Partnership or the Partnership’s obligations. Without limitation of the foregoing, and except for liability for knowing and intentional fraud, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(f) The General Partner and the Partnership shall not have any liability to any Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

(g) Whenever in this Agreement the General Partner is permitted or required to make a decision in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them.

(h) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by any officer, employee or agent of the General Partner, any agent of the Partnership or any such subsidiary, or by any lawyer, certified public accountant, appraiser or other person engaged by the General Partner, the Partnership or any such subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(i) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to qualify and continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the General Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any General Partner Affiliate to continue to qualify as a “qualified REIT subsidiary”(within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary”(within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and does not violate any duty or obligation, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.

(j) Any amendment, modification or repeal of this Section 7.7 or any provision of this Agreement shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 General Partner Participation. The General Partner agrees that substantially all business activities of the General Partner, including the acquisition, development or ownership of or investments in the Properties, shall be conducted through the Partnership or one or more Subsidiaries of the Partnership; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of additional REIT Shares or New Securities in accordance with Section 4.3(e) and the General Partner has determined in its sole and absolute discretion that such acquisition and issuance are in the best interests of the General Partner and the Partnership.

Section 7.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (b) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contributions, if any, as and when due hereunder.

Section 8.2 Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.5 of this Agreement and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary, any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.5 of this Agreement and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for knowing and intentional fraud.

Section 8.4 Return of Capital. Except as may be required in any Partnership Unit Designation and except for the redemption rights in Section 11.7 of this Agreement, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article V and Article VI of this Agreement or otherwise expressly provided in this Agreement or in any Partnership Unit Designation and except for the redemption rights in Section 11.7 of this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) of this Agreement, the General Partner shall deliver to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing.

(b) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

(c) Other than with respect to any Holdback Units, which shall remain uncertificated for as long as such Partnership Units remain Holdback Units and for which the information set forth on the Register shall be dispositive to evidence the ownership and control of such Partnership Units, upon written request by any Limited Partner, the General Partner shall cause the ownership of Partnership Units by such Limited Partner to be evidenced by a certificate for units in such form as the General Partner may determine with respect to any class of Partnership Units issued from time to time under this Agreement. Any officer of the General Partner may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Partnership alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the General Partner, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Partnership a bond in such sums as the General Partner may direct as indemnity against any claim that may be made against the Partnership.

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

(a) The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5(a) or Article XIII of this Agreement. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b) Except as otherwise provided in this Agreement, the books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

ARTICLE X

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal, state and local income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal, state and local income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Partnership Representative; Tax Elections; Special Basis Adjustments.

(a) The General Partner shall designate each year a Partnership Representative of the Partnership which may be the General Partner and shall be the General Partner if no other Person is designated. As Partnership Representative, the General Partner shall have the right and obligation to take all actions authorized and required of such position by Sections 6222 through 6241 of the Code and any Treasury Regulations thereunder and comparable provisions of state and local law (the “Partnership Audit Rules”). The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS or to retain the services of a Partnership Representative, and all out-of-pocket expenses and fees incurred by the Partnership Representative shall constitute Partnership expenses. Any person who serves as Partnership Representative shall not be liable to the Partnership or any Partner for any action it takes or fails to take in such capacity, unless such action or failure to act constitutes knowing and intentional fraud. Upon the Partnership’s request, each Partner shall provide to the Partnership within the required time frame any information that the Partnership Representative believes may be necessary or appropriate to resolve any tax issue relating to the Partnership or comply with or be eligible to invoke any aspect of the Partnership Audit Rules. Notwithstanding any provision of this Agreement to the contrary, any taxes, penalties, and interest payable by the Partnership under the Partnership Audit Rules shall be treated as attributable to the Partners, and, to the extent possible, the Partnership Representative shall allocate the burden of any such amounts to those Partners to whom such amounts are reasonably attributable. Any such amounts allocated to a Partner, at the option of the Partnership Representative, shall (a) be promptly paid to the Partnership by such Partner or (b) be paid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner. The obligations of each Partner (or former Partner) under this Section 10.3(a) shall survive the Transfer by such Partner of its interest in the Partnership or the dissolution of the Partnership. In the event of a transfer of a Partner’s Partnership Interest, the transferee and transferor shall be jointly and severally liable for any liability with respect to the obligations of the transferor Partner under the Partnership Audit Rules. The Partnership shall indemnify Partnership Representative as provided in Section 7.8 of this Agreement.

(b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(d) The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(l) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Partnership Representative is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.

(e) Each Limited Partner shall be required to provide such information as reasonably requested by the Partnership in order to determine whether such Limited Partner (i) owns, directly or constructively (within the meaning of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code and Section 7704(d)(3) of the Code), 5% or more of the value of the Partnership or (ii) owns, directly or constructively (within the meaning of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code and Section 7704(d)(3) of the Code), 10% or more of (A) the stock, by voting power or value, of a tenant (other than a “taxable REIT subsidiary” within the meaning of Section 856(d) of the Code) of the Partnership that is a corporation or (B) the assets or net profits of a tenant of the Partnership that is a noncorporate entity.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 Code Section 1446 or Code Sections 1471 through 1474. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 and paid over to the appropriate taxing authorities shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 30 days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (a) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 30 days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year unless otherwise required by the Code.

Section 10.6 Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

ARTICLE XI

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(a) No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio.

(c) No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752 (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1(c), “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2 Transfer of General Partner’s Partnership Interest.

(a) Except as provided in Section 11.2(b) or Section 11.2(d), and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners.

It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2(b) or Section 11.2(d)) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 of this Agreement; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

(b) Certain Transactions of the General Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interest in connection with (1) a merger, consolidation or other combination of it or the Partnership with another entity, (2) a sale of all or substantially all of its or the Partnership’s assets or equity, or (3) a reclassification, recapitalization or change of any outstanding shares of the General Partner’s stock or other outstanding equity interests (each, a “Termination Transaction”) if:

(i) in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; or

(ii) all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the Partnership are owned, immediately following the consummation of such transaction, directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership and is classified as a partnership for federal income tax purposes (in each case, the “Surviving Partnership”); (x) Limited Partners that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own an equivalent percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership vis-a-vis the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable in all material respects as those in effect with respect to the Partnership Common Units immediately prior to the consummation of such transaction; and (z) the rights of such Limited Partners include at least one of the following: (A) the right to redeem their interests in the Surviving Partnership for the consideration (or equivalent consideration) available to such persons pursuant to Section 11.2(b)(i) or (B) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares. Each Limited Partner hereby agrees to take all such actions as may be necessary or advisable to enable to the General Partner and/or the Partnership, as applicable, to effectuate a Termination Transaction, including executing and delivering to the Partnership an executed transaction agreement for such Termination Transaction that is in compliance with this Section 11.2(b) and any other documents or instruments required to be executed in connection with such Termination Transaction.

(c) Power of Attorney. For a Termination Transaction expressly permitted pursuant to Section 11.2(b), each Limited Partner hereby constitutes and appoints as its proxy, and hereby grants a power of attorney to, the General Partner, with full power of substitution, with respect to the matters set forth in Section 11.2(b), and hereby authorizes such proxy to take any action necessary to effect a

Termination Transaction expressly permitted by, and in accordance with, Section 11.2(b), including to effect a Transfer any of Partnership Interests held by such Limited Partner to the acquiror in any such Termination Transaction. The power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Partnership and the General Partner in this Section 11.2 and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates.

(d) Notwithstanding the other provisions of this Article XI (other than Section 11.6(d) of this Agreement), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer, (i) a wholly-owned Subsidiary of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or (ii) the owner of all of the ownership interests of such General Partner, without the Consent of any Limited Partners. The provisions of Sections 11.2(b), 11.3, 11.4(a) and 11.5 of this Agreement shall not apply to any Transfer permitted by this Section 11.2(c).

(e) Except in connection with Transfers permitted in this Article XI and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3 Limited Partners’ Rights to Transfer.

(a) General. No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner (but subject to Section 11.1(c), Section 11.2(c) and Section 11.2(d); provided, however, that any Limited Partner may, at any time, without the consent or approval of the General Partner, Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), or to any Affiliate provided, further, however, that, subject to Section 11.8, GreenAcreage Management Owner LLC may, at any time, without the consent or approval of the General Partner, Transfer the Partnership Interests in the amounts and to Persons set forth on Exhibit C by providing the General Partner prior written notice three business days prior to any such Transfer (any Transfer permitted by the following provisos are hereinafter referred to as a “Permitted Transfer”).

(i) Opinion of Counsel. Other than for a Transfer that is a Permitted Transfer, the transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(ii) Prior to the consummation of any Transfer under this Article XI, the transferor and/or the transferee shall deliver to the General Partner such other certificates and other documents as the General Partner shall request in connection with such Transfer.

(iii) Any purported Transfer in contravention of any of the provisions of this Article XI shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, including any limitations on the Partnership Units, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 of this Agreement. Furthermore, in the event of a transfer of a Partnership Interest, the transferor and transferee Partners shall be jointly and severally liable with respect to any withholding taxes that may be due under Section 1446(f) of the Code, and such indemnification will survive the dissolution of the Partnership and the withdrawal of any Partner or the transfer of the Partner’s interest in the Partnership Interest.

(b) Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c) Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation; or (ii) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to qualify as a REIT or continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Limited Partners.

(a) No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 of this Agreement) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the General Partner may require in its sole discretion to effect such Assignee’s admission as a Substituted Limited Partner.

(b) Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

(c) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 of this Agreement as a Substituted Limited Partner, as described in Section 11.4 of this Agreement, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article XI, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article XI, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

(a) No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article XI with respect to which the transferee becomes a Substituted Limited Partner; (ii) a redemption (or acquisition by the General Partner) of all of its Partnership Interest pursuant to this Agreement or any Partnership Unit Designation or (iii) the acquisition by the General Partner of all of such Limited Partner’s Partnership Interest.

(b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer permitted pursuant to this Article XI, in each case, where such transferee was admitted as a Substituted Limited Partner (i) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to this Agreement or any Partnership Unit Designation or (ii) to the General Partner, shall cease to be a Limited Partner.

(c) If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner and, in the case of a Transfer, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer occurs shall be allocated to the transferor Partner if such Transfer occurs on or before the 15th day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner and, in the case of a Transfer, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of an acquisition by the General Partner of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of an acquisition by the General Partner of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer could (1) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (2) cause the Partnership to become a “publicly traded partnership,” as such term is defined in Code Sections 469(k)(2) or 7704(b), or (3) fail to be within at least one of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

(e) Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

Section 11.7 Partnership Common Unit Redemption Right.

(a) Subject to Sections 11.7(b), (c), (d), (e) and (f) of this Agreement, following the expiration of the applicable Redemption Hold Period, each Limited Partner (other than the General Partner or any wholly-owned Subsidiary of the General Partner) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Common Units held by such Limited Partner at a redemption price equal to and in the form of the Common Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Exercise of

Redemption Right in the form attached hereto as Exhibit B delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”), and such notice shall be irrevocable unless otherwise agreed upon by the General Partner. In such event, the Partnership shall deliver the Cash Amount to the Redeeming Limited Partner. Notwithstanding the foregoing, the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Common Units subject to the Notice of Redemption pursuant to Section 11.7(b) hereof. No Limited Partner may deliver more than one Notice of Redemption during any calendar year unless otherwise agreed by the General Partner. The Redeeming Limited Partner shall have no right, with respect to any Partnership Common Units so redeemed, to receive any distribution paid with respect to the Partnership Common Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) Notwithstanding the provisions of Section 11.7(a) of this Agreement, if a Limited Partner exercises the Redemption Right by delivering to the Partnership a Notice of Redemption, then the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire some or all of such Partnership Common Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date. If the General Partner acquires the Partnership Common Units offered for redemption by the Redeeming Limited Partner, (i) the General Partner shall be treated for all purposes of this Agreement as the owner of such Partnership Common Units, (ii) the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and (iii) each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Partnership Common Units to the General Partner.

(c) Notwithstanding the provisions of Sections 11.7(a) and 11.7(b) of this Agreement, a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Limited Partner on the Specified Redemption Date by the General Partner pursuant to Section 11.7(b) of this Agreement (regardless of whether or not the General Partner would in fact purchase the Partnership Common Units pursuant to Section 11.7(b) of this Agreement) would (i) result in such Limited Partner or any other Person (as defined in the Articles) owning, directly or indirectly, REIT Shares in excess of the Aggregate Stock Ownership Limit or any Excepted Holder Limit (each as defined in the Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant of the General Partner, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause the General Partner to fail to qualify as a REIT under the Code, or (vi) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or Partnership Common Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 11.7(c).

(d) Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 11.7 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount and may also delay such Specified Redemption Date to the extent (and only for so long as) necessary to effect compliance with applicable requirements of the law. Any REIT Shares Amount to be paid to a Redeeming Limited Partner pursuant to this Section 11.7 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed to the extent (and only for so long as) necessary to effect compliance with applicable requirements of the law. Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the acquisition of redeemed Partnership Common Units hereunder to occur as quickly as reasonably possible.

(e) Each Redeeming Limited Partner covenants and agrees that all Partnership Common Units subject to a Notice of Redemption will be delivered to the Partnership or the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims or encumbrances exist or arise with respect to such Partnership Common Units, neither the Partnership nor the General Partner shall be under any obligation to redeem or acquire such Partnership Common Units.

(f) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with any forms or certificates required to avoid or reduce the withholding under federal, state, local or foreign law or such other form as the General Partner may reasonably request. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Redemption Right and if the Common Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Partnership Common Units. If, however, the Common Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Common Redemption Amount, the Common Redemption Amount shall be treated as an amount received by such Partner in redemption of its Partnership Common Units, and the Partner shall contribute the excess of the Withheld Amount over the Common Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

(g) Notwithstanding any other provision of this Agreement, the General Partner may place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary or reasonable to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary or reasonable in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

Section 11.8 Holdback Units.

(a) Each Limited Partner acknowledges and agrees that following the date of this Agreement an aggregate of 110,529 Partnership Common Units will be designated in the Register with the Partnership’s capitalization table administrator as “Holdback Units” (to the extent so designated, the “Holdback Units”) and that the Holdback Units will be solely controlled by the General Partner. Each Limited Partner’s pro rata allocation of the Holdback Units is also set forth in the Register. Each Limited Partner further agrees that it will not distribute or otherwise Transfer any Holdback Units without the prior written consent of the General Partner, which consent will be granted in accordance with the terms of the Contribution Agreement, and if any such Holdback Units are so Transferred without the prior written consent of the General Partner, such Transfer will be null, void and without effect and such Holdback Units will automatically be forfeited and cancelled and will no longer be deemed outstanding and the General Partner is authorized to update Exhibit A of this Agreement and the Register to reflect the forfeiture and cancellation of such Holdback Units.

(b) Subject to the terms of Article V of the Contribution Agreement, in the event that there are any Damages indemnifiable or payable pursuant to Section 5.1 of the Contribution Agreement, as determined by final settlement pursuant to Section 5.3(a) or Section 5.3(b) of the Contribution Agreement or a non-appealable judgment of a court of competent jurisdiction in accordance with the Contribution Agreement, that have not been paid in cash within ten days of such judgement or settlement, a number of Holdback Units with a Value equal to the amount of such Damages will automatically be forfeited and cancelled and will no longer be deemed outstanding. Upon any such forfeiture, the General Partner is authorized to update Exhibit A of this Agreement and the Register to reflect the forfeiture of such Holdback Units.

(c) Each Limited Partner hereby consents to the application to it of the forfeiture provisions and restrictions on Transfer provided in this Section 11.8. No course of dealing between the General Partner and any Limited Partner with respect to the Holdback Units and no delay in exercising any right, power, or remedy conferred in this Section 11.8 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power, or remedy.

ARTICLE XII

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 of this Agreement who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor general partner in accordance with Section 13.1(a) of this Agreement.

Section 12.2 Admission of Additional Limited Partners.

(a) After the admission to the Partnership of the Original Limited Partners, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as the General Partner may require in its sole and absolute discretion in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

(c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) of this Agreement. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

(d) Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Partnership.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 of this Agreement.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a) the dissolution, death, removal or withdrawal of the last remaining General Partner unless, within ninety (90) days after such event, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner;

(b) the passage of 90 days after the sale or other disposition (but not a transfer to a Subsidiary where the interests are held by the Partnership) of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full);

(c) an election to dissolve the Partnership made by the General Partner with the Consent of the Limited Partners;

(d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

(e) any acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2 Winding Up.

(a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(ii) Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 of this Agreement;

(iii) Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(iv) Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2(a)(iv)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII other than reimbursement of its expenses as set forth in Section 7.4.

(b) Notwithstanding the provisions of Section 13.2(a) of this Agreement that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) of this Agreement, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

(d) In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XIII may be:

(i) distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) of this Agreement as soon as practicable.

(e) The provisions of Section 7.8 of this Agreement shall apply to any Liquidator appointed pursuant to this Article XIII as though the Liquidator were the General Partner of the Partnership.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article XIII, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 of this Agreement.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 of this Agreement, the Partnership shall be terminated, a certificate of cancellation shall be filed with the Secretary of State in the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 of this Agreement, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Code Section 562(b)(2)(B), if necessary, in the sole and absolute discretion of the General Partner.

ARTICLE XIV

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 of this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV.

Section 14.2 Amendments. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 14.3 Actions and Consents of the Partners.

(a) Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven days nor more than 60 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3(b) of this Agreement.

(b) Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of the Partners, not less than five days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

(f) Notwithstanding any provision contained in this Section 14.3, all actions of the Partners may be made by written consent without a meeting, such consent setting forth the action so taken and signed or confirmed in writing by all of the Partners necessary to have approved such action if such a meeting had occurred. Any meeting of the Partners may be held by means of a telephone conference or other communications equipment by means of which all Persons participating in the meeting can hear each other. A consent transmitted by electronic transmission by a Partner shall be deemed to be written and signed for all purposes of this Section 14.3(f) and the Act.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth on Exhibit A or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.1.

Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Waiver.

(a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b) The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.8 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b) Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms of this Agreement, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(a) an amount equal to the excess, if any, of (i) 4% of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Code Section 856(c)); or

(b) an amount equal to the excess, if any, of (i) 24% of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Code Section 856(c)); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.14 Confidentiality.

(a) The provisions of this Agreement and of any other agreement relating to the General Partner, the Partnership, its Subsidiaries or the Properties to which to the General Partner, the Partnership or any Partner is a party and of any other information relating directly to the business or affairs of to the General Partner, the Partnership or any Subsidiary or the relative or absolute rights or interests of any of the Partners (collectively, the “Information”) that has not been publicly disclosed with the consent of the General Partner is confidential and proprietary information of the General Partner, the Partnership and its Subsidiaries, the disclosure of which could cause irreparable harm to the Partnership, its Subsidiaries and the Partners. Accordingly, each Limited Partner represents that it has not, and agrees that it will not and that it will instruct its Affiliates and representatives not to, disclose to any Person any Information or confirm any statement made by any other Person regarding the Information unless the General Partner consents thereto or such Limited Partner can show that such Information (i) is generally available to and known by the public through no fault of such Limited Partner, any of its Affiliates or their respective representatives; or (ii) is lawfully acquired by such Limited Partner, any of its Affiliates or their respective representatives from and after the date hereof from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Limited Partner, its affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of applicable law, if legally permitted, such Partner shall promptly notify the General Partner in writing and shall cause the applicable party to disclose only that portion of such information which it is advised by its counsel in writing is legally required to be disclosed, provided that such Limited Partner shall use his, her or its commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

(b) Notwithstanding any contrary provision in this Section 15.14, a Limited Partner may disclose Information for any bona fide business purpose or disclosure obligation (i) to any of the representatives of such Limited Partner or (ii) to the direct or indirect holders of such Limited Partner, in each case, so long as (1) such Persons have been advised of, and have been instructed to comply with, the terms of this Section 15.14 and (2) such Limited Partner shall be liable for any breach of the provisions of this Section 15.14 by any such Persons to whom such Limited Partner has disclosed Information.

Section 15.15 Non-Disparagement. From and after the date of this Agreement, each Partner agrees that it will not make or authorize, and it will instruct its Affiliates and representatives not to make or authorize, any written or oral public statements or comments, in whatever form or medium, that are intended to, or reasonably likely to be understood to, defame, slander, libel or in any way disparage any other Partner or any of its past, present or future predecessors, successors, assigns, Affiliates or representatives. Nothing in this Section 15.15 shall prohibit any Partner (or any of its Affiliates or representatives) from making truthful statements when responding to any inquiry or legal process directed at such Partner from any governmental entities or required by law, subpoena or court order.

Section 15.16 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

GREENACREAGE REAL ESTATE CORP., a Maryland corporation

By:	/s/ David Weinstein

Name:	David Weinstein
Title:	Authorized Signatory

LIMITED PARTNERS:

GreenAcreage Management Owner LLC

By:	/s/ David Carroll

Name:	David Carroll
Title:	Manager